EXHIBIT 4
                                                                              R-

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                           GENERAL MOTORS CORPORATION

5.25% Series B Convertible Senior Debentures Due March 6, 2032 (the "Series B Debentures")

                                 CUSIP 370442733

GENERAL MOTORS CORPORATION, a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________DOLLARS ($____________) at the office or agency of the Company for such purpose in the Borough of Manhattan, The City of New York, on March 6, 2032, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 5.25% per annum at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency from the first day of March or September as the case may be, to which interest on the Global Debentures has been paid preceding the date hereof (unless the date hereof is March 1 or September 1, to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Global Debentures since the original issuance of this Global Debenture, in which case from March 6, 2002), semi-annually on March 1 and September 1 (each, an "Interest Payment Date"), until payment of said principal sum has been made or duly provided for. The first payment to be made on September 1, 2002 is in respect of the period from March 6, 2002 to September 1, 2002. Notwithstanding the foregoing, if the date hereof is after February 15 or August 15, as the case may be, and before the following March 1 or September 1, this Global Debenture shall bear interest from such March 1 or September 1; provided, however, that if the Company shall default in the payment of interest due on such March 1 or September 1, then this Global Debenture shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or, if no interest has been paid on the Global Debentures since the original issuance of the Global Debentures, from March 6, 2002. The interest so payable on any March 1 or September 1 will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Global Debenture is registered at the close of business on the fifteenth day of the calendar month preceding such March 1 or September 1 (each, a "Record Date"), except that if the Series B Debentures are to be redeemed by the Company or purchased by the Company at the option of the Holder on a date that falls on or after a Record Date and prior to the corresponding Interest Payment Date, the interest so payable will be paid to the Holder that tenders the Series B Debentures for redemption or purchase, as the case may be. At the option of the Company, interest may be paid by check to the registered Holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered Holder hereof or other person entitled thereto against surrender of this Global Debenture. If any March 1 or September 1 falls on a day that is not a Business Day (as defined below), payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on that date, but no additional interest shall accrue as a result of such delay in payment. Interest payable on the final maturity date of the Series B Debentures, or on any redemption date or any repayment date that is not an Interest Payment Date, will be paid to the person entitled to payment of principal on the Series B Debentures.

This Global Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Series B Debentures") of the series herein specified, all issued or to be issued under and pursuant to an indenture dated as of December 7, 1995, as supplemented by the First Supplemental Indenture, dated as of March 4, 2002 (herein called the "Indenture"), duly executed and delivered by the Company to Citibank, N.A. (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Series B Debentures. This Global Debenture represents $______________ of the Series B Debentures, limited in aggregate principal amount to $2,600,000,000. The Global Debentures will bear interest, calculated on the basis of a 360-day year consisting of twelve 30-day months.

In case an Event of Default, as defined in the Indenture, with respect to the Series B Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, (ii) change in any manner adverse to the Holders (A) the amount payable upon redemption of the Securities under Section 4 below, (B) the dates on which the Holders have the right under Section 5 below to require the Company to repurchase the Securities, or the transactions or events upon which the Holders have the right under Section 6 below to require the Company to repurchase the Securities or the amounts payable upon the repurchase thereof or
(C) the circumstances under which the Holders have the right under Section 1 below to convert the Securities or the amounts receivable upon conversion thereof (but excluding from the operation of this clause (ii) any adjustment to the conversion rate), in each case without the consent of the Holder of each Security so affected, or (iii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. Any such consent or waiver by the Holder of this Global Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Global Debenture and of any Global Debenture issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this Global Debenture.

No reference herein to the Indenture and no provision of this Global Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Debenture at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

The Company may from time to time, without notice to or the consent of the registered Holders of the Global Debentures, create and issue further debentures ranking pari passu (the "further Series B Debentures") with the Global Debentures in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Series B Debentures or except for the first payment of interest following the issue date of such further Series B Debentures) and so that such further Series B Debentures may be consolidated and form a single series with the Global Debentures and have the same terms as to status, redemption or otherwise as the Global Debentures.

      Section 1.  Conversion Privilege

      Subject to and upon compliance with the provisions set forth below and in the Indenture, upon the occurrence of one of the events set forth below, a Holder of the Series B Debentures shall have the right, at its option, at any time after the original issuance of the Series B Debentures hereunder through 5:00 p.m., New York City time, on the final maturity date of the Series B Debentures (except that, with respect to any Series B Debenture or portion of a Series B Debenture that shall be called for redemption, such right shall terminate at the close of business on the Business Day next preceding the date fixed for redemption of such Series B Debenture or portion of a Series B Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of this Series B Debenture, or any portion of such principal amount that is an integral multiple of $25.00, into fully paid and non-assessable shares of the Company's $12/3 par value common stock (the "Common Stock") at the conversion rate (the "Conversion Rate") in effect at such time, by surrender of the Series B Debenture so to be converted, together with any required funds, in the manner provided in Section 2 below. The Conversion Rate is 0.3852 shares per $25.00 principal amount, subject to adjustment from time to time as set forth in Section 3 below.

      Other than in the case of a Principal Value Conversion (as defined below), if the Company elects, it may, in lieu of delivering shares of Common Stock, pay to Holders tendering Series B Debentures for conversion an amount in cash per Series B Debenture (for all or any portion of such converted Series B Debentures) equal to: (1) the average Closing Sale Price of the Common Stock for the five consecutive Trading Days immediately following the date of the Company's notice of its election to deliver cash, multiplied by (2) the number of shares of Common Stock that the Holder would otherwise be entitled to receive upon conversion. On a selective basis, the Company may also pay cash in lieu of shares of Common Stock in the event that the issuance of shares of Common Stock is prohibited by law. The Company will inform Holders through the Trustee no later than two Business Days following the Conversion Date of its election to pay cash in lieu of delivering shares of Common Stock. The Company may not change its election with respect to the consideration to be delivered upon conversion of a Series B Debenture once it has provided such notice to the Holders. Cash will be delivered to Holders on the second Business Day after the fifth Trading Day following the date of the Company's notice of its election to deliver cash. "Conversion Date" means, with respect to any Holder, the date that the Conversion Agent is notified by the Depository of the due completion of the procedures of the Depository with respect to conversion, or the due surrender of such Holder's Series B Debentures for conversion as provided below.

      (a) The Series B Debentures shall be convertible only upon the occurrence of one of the following events:

(1) during any fiscal quarter commencing after March 31, 2002 if the Closing Sale Price of the Common Stock exceeds 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter (it being understood for purposes of this paragraph that the Conversion Price in effect on the close of each of the 30 consecutive Trading Days shall be used);

(2) during the five Business Day period after any nine consecutive Trading Day period in which the Trading Price of the Series B Debentures for each day of such period was less than 95% of the product of the Closing Sale Price of the Common Stock multiplied by the number of shares of Common Stock issuable upon conversion of each $25.00 principal amount of the Series B Debentures; provided, that if on the date of any conversion pursuant to this paragraph the Closing Sale Price of the Common Stock is greater than the Conversion Price, a Holder shall receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of both, at the Company's option, with a value equal to the principal amount of the Holder's Series B Debentures plus accrued interest as of the conversion date (a "Principal Value Conversion");

(3) if the Series B Debentures have been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the redemption date; or

(4)   as provided in paragraph (b) below.

      The Conversion Agent shall, on behalf of the Company, determine on a daily basis whether the Series B Debentures shall be convertible as a result of the occurrence of an event specified in clause (a) above; provided, that the Company and not the Conversion Agent shall be responsible for determining, on a daily basis, the Closing Sale Price of the Common Stock. If the Series B Debentures shall be so convertible, the Company shall promptly deliver to the Conversion Agent and the Trustee written notice thereof. Whenever the Series B Debentures shall become convertible, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify Holders of the event triggering such convertibility in the manner set forth in Section 1.02 of the Indenture, at the Holder's address as it appears on the registration books of the Company, and the Company shall also publicly announce such information and publish it on the Company's Web site or such other public medium as the Company may use at the time. Any notice so given shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice.

      (b)   In the event that:

(1) (A) the Company distributes to all Holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (B) the Company distributes to all Holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 15% of the Closing Sale Price of a share of Common Stock on the Trading Day immediately preceding, but not including, the date such distribution is first publicly announced by the Company, then, in either case, the Series B Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 10 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that, no adjustment to the Conversion Price or the ability of a Holder of a Series B Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion; or

(2) (A) the Company consolidates with or merges with or into another person or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets, (B) the Company is not the resulting or surviving entity, (C) such transaction is not with an Affiliate of the Company and (D) after the completion or consummation of such transaction either (i) more than 50% of the surviving or resulting entity's Voting Stock is not held by the Company's pre-transaction shareholders or (ii) more than 50% of the surviving or resulting entity's directors were not directors of the Company or directors approved by the Board of Directors immediately prior to the transaction, then the Series B Debentures may be surrendered for conversion at any time from and after the date 15 days prior to the anticipated effective date of the transaction and ending on and including the date 15 days after the consummation of the transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company and posted on its Web site or such other public medium as the Company may use at the time not later than two Business Days prior to the 30 day period described in the preceding sentence.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Business Day" means each day of the year other than a Saturday or Sunday on which banking institutions in The City of New York are not authorized or obligated to close.

      "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "Closing Sale Price" on any date means the closing per share price of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices) on such date as reported on the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, as reported on a national securities exchange, or if not reported on a national securities exchange, as reported by the NASDAQ National Market, in each case calculated without reference to extended or after-hours trading. In the absence of such a quotation, the Company shall determine the Closing Sale Price on the basis of such quotations as it considers appropriate.

      "Conversion Price" per share of Common Stock means, on any date, $25.00 principal amount of the Series B Debentures divided by the Conversion Rate as of that date.

      "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

      "Trading Day" means a day during which trading in the Common Stock occurs regular way on the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not listed on a national or regional securities exchange, as reported by NASDAQ National Market, or, if the Common Stock is not so reported, as reported on the principal other market on which the Common Stock is then traded.

      "Trading Price" means, on any date, the average of the secondary market bid quotations per Series B Debenture obtained by the Conversion Agent for $10,000,000 principal amount of Series B Debentures at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided, that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, this one bid shall be used; and provided further, that if the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of Series B Debentures from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Series B Debentures, then the Trading Price of the Series B Debentures shall be deemed to be less than 95% of the product of the Closing Sale Price of the Common Stock multiplied by the number of shares of Common Stock issuable upon conversion of $25.00 principal amount of the Series B Debentures. The Conversion Agent shall have no obligation to determine the Trading Price of the Series B Debentures unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the trading price of the Series B Debentures would be less than 95% of the product of the Closing Sale Price of the Common Stock and the number of shares issuable upon conversion of $25.00 principal amount of Series B Debentures. If such evidence is provided, the Company shall instruct the Conversion Agent to determine the Trading Price of the Series B Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the number of shares issuable upon conversion of $25.00 principal amount of the Series B Debentures.

      "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      A Series B Debenture in respect of which a Holder is exercising its option to require redemption pursuant to Section 5 hereof or redemption upon a Fundamental Change pursuant to Section 6 hereof may be converted only if such Holder withdraws its election in accordance with Section 5 hereof or Section 6 hereof, as the case may be. A Holder of Series B Debentures is not entitled to any rights of a Holder of Common Stock until such Holder has converted its Series B Debentures to Common Stock, and only to the extent such Series B Debentures are deemed to have been converted to Common Stock in accordance with the terms of this Global Debenture.

      Section 2.  Conversion Procedures

      Each Series B Debenture shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. Unless the Company elects otherwise, or unless it is a Principal Value Conversion, the Series B Debenture will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Series B Debenture.

      In the case of a Principal Value Conversion, a Holder will receive, in lieu of Common Stock, cash, Common Stock, or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the Series B Debenture converted plus accrued interest as of the conversion date. If a Holder surrenders its debentures for conversion and it is a Principal Value Conversion, the Company will notify the Holder by the second Trading Day following the Conversion Date whether it will pay the principal amount plus accrued interest in cash, Common Stock, or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of (x) the Conversion Price on the Conversion Date and (y) the Closing Sale Price on the third Trading Day after the Conversion Date. The Company will pay any portion of the principal amount plus accrued interest to be paid in cash on the third Trading Day after the Conversion Date. If the Company elects to deliver Common Stock to pay any portion of such principal amount plus accrued interest, it will deliver Common Stock on the fourth Trading Day following the Conversion Date.

      The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Series B Debentures, but instead shall make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Stock on the last Trading Day prior to the date of conversion. Holders will not receive any payment (whether in cash or Common Stock) on conversion of a Series B Debenture representing accrued interest. Instead, accrued interest will be deemed to be cancelled, extinguished and forfeited upon conversion.

      Before any Holder of a Series B Debenture shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Series B Debentures issued in global form, comply with the procedures of the Depository in effect at that time, and in the case of certificated Series B Debentures, surrender such Series B Debentures, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Series B Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued, and, if required, pay funds equal to interest payable on the next Interest Payment Date.

      If a Series B Debenture is tendered for conversion during the period after a Record Date for an Interest Payment Date to but excluding the corresponding Interest Payment Date, then unless the Series B Debenture has been called for redemption on a redemption date that occurs during such period, the Series B Debentures must be accompanied by funds equal to the interest payable on that Interest Payment Date on the principal amount so converted; provided, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Series B Debentures.

      The issue of stock certificates on conversion of Series B Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Debentures pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Series B Debentures which are not so converted in a name other than that in which the Series B Debentures so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

      If more than one Series B Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Series B Debentures (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Series B Debenture, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

      A Series B Debenture shall be deemed to have been converted as of the close of business on the date of the notification to the Conversion Agent by the Depository of the due completion of the procedures of the Depository with respect to conversion or the due surrender of such Debentures for conversion as provided above. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on the Conversion Date.

      In case any Series B Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Series B Debenture so surrendered, without charge to such Holder unless the new Series B Debenture or Series B Debentures are to be registered in a name other than that in which the Series B Debentures were originally registered, a new Series B Debenture or Series B Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Series B Debentures.

      Section 3.  Conversion Rate Adjustments

      The Conversion Rate shall be subject to adjustment from time to time by the Company as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all Holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall issue rights or warrants to all Holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current
Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription o purchase, and

(ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

          Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive, and described in a resolution of the Board of Directors).

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) above, and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in paragraph (a) above (any of the foregoing included in this paragraph (d) hereinafter in this paragraph (d) called the "securities")), then, in each such case (unless the Company elects to reserve such securities for distribution to the Holders upon the conversion of the Series B Debentures so that any such Holder converting Series B Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such securities which such Holder would have received if such Holder had converted its Series B Debentures into Common Stock immediately prior to the record date (as defined in paragraph (f) below for such distribution of the securities), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such record date; and

(ii) the denominator of which shall be the Current Market Price on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the record date of the portion of the securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, that if the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of securities such Holder would have received had such Holder converted each Series B Debenture on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable record date.

      Rights or warrants distributed by the Company to all Holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes hereof (and no adjustment to the Conversion Rate will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this paragraph
(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date hereof, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a Holder or Holders of Common Stock with respect to such rights or warrants (assuming such Holder had retained such rights or warrants), made to all Holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any Holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued. No adjustment of the Conversion Rate shall be made pursuant to this paragraph (d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Series B Debentures upon conversion by such Holders of Series B Debentures to Common Stock.

      For purposes of paragraphs (a), (b) and (d), any dividend or distribution to which paragraph (d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be: (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by paragraph (d) with respect to such dividend or distribution shall then be made), immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by paragraphs (a) and (b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of paragraphs (a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a).

      (e) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this paragraph (e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Sale Price during the ten Trading Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

(i) the numerator of which shall be the Current Market Price on such record date; and

(ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Series B Debenture on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this paragraph (e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this paragraph (e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

      (f) In case a tender or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction

(i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

      "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Company commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which the paragraphs above apply during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

      "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

      "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (g)The Company may make such increases in the Conversion Rate, in addition to those required by Sections 15.05(a), (b), (c), (d), (e), or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail, or cause the Trustee or Conversion Agent to mail, to Holders of record of the Series B Debentures a notice of the increase at least five (5) Business Days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

      (h) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, that any adjustments that by reason of this paragraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Series B Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company or Successor Company Stock listed on any national securities exchange or quoted in an inter-dealer quotation system), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Series B Debentures are convertible.

      (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Series B Debenture at his last address appearing on the Series B Debenture register provided for in the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (j) In any case in which an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to paragraph (a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to paragraph (b), or (4) the Expiration Time for any tender or exchange offer pursuant to paragraph (f), (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Series B Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional shares. For purposes of this paragraph (j), the term "Adjustment Event" shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

      If any of the following events occur, namely (i) any reclassification of the outstanding shares of Common Stock (other than a subdivision or combination to which paragraph (c) applies), (ii) any consolidation, merger or combination of the Company with another person as a result of which Holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale, lease or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which Holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture). Such supplemental indenture shall provide that each Series B Debenture shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a Holder of a number of shares of Common Stock issuable upon conversion of such Series B Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series B Debentures) immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance assuming such Holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, consolidation, merger, combination, sale or conveyance (provided, that if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this paragraph the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), and that such successor or purchasing person shall satisfy the obligations of the Company under Section 6 hereof. Such supplemental indenture shall further provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Series B Debentures, at its address appearing on the Series B Debenture register provided for in the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

      The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Series B Debentures from time to time as such Series B Debentures are presented for conversion. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series B Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series B Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Series B Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

      The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series B Debenture; provided, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Series B Debentures into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

      (k)If (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate,
(ii) the Company shall authorize the granting to the Holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; (iii) there shall be any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (iv) there shall be the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Series B Debentures at his address appearing on the Series B Debenture register provided for in the Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      Section 4.  Redemption.
                  -----------

      Prior to March 6, 2009, the Series B Debentures will not be redeemable at the Company's option. On or after March 6, 2009, the Company may redeem the Series B Debentures, in whole or in part, in cash at the redemption prices set forth below, plus accrued and unpaid interest to and including the date of redemption. The redemption prices (expressed as a percentage of the principal amount of the Series B Debentures) are as follows for Series B Debentures redeemed during the twelve month period commencing March 6 in each of the following years indicated:



                                                     Redemption
     Year                                               Price
     ----                                            ----------
     2009.........................................    102.188%
     2010.........................................    101.750%
     2011.........................................    101.313%
     2012.........................................    100.875%
     2013.........................................    100.438%
     2014 and thereafter..........................    100.000%


      In the case of any partial redemption, selection of the Series B Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Series B Debentures are listed or, if the Series B Debentures are not listed on a national securities exchange, by lot or by such other method as directed by the Company. The Trustee will make that selection not more than forty-five days before the redemption date. If a portion of a Holder's Series B Debentures is selected for partial redemption and a Holder converts a portion of its Series B Debentures, the converted portion will be deemed to be part of the portion selected for redemption. The Company shall not redeem Series B Debentures in part if it has failed to pay interest on the Series B Debentures and such failure to pay is continuing. Series B Debentures and portions of Series B Debentures that the Trustee selects shall be in principal amounts of $25.00 or integral multiples of $25.00.

      Section 5.  Repurchase of Series B Debentures at Holder's Option
                  ----------------------------------------------------

      On March 6, 2014, 2019, 2024, and 2029, or if any such March 6 is not a Business Day, then on the next succeeding Business Day (each, a "Purchase Date"), Holders of Series B Debentures may require the Company to repurchase the Series B Debentures at a purchase price ("Purchase Price") equal to the principal amount of the Series B Debentures to be repurchased plus accrued and unpaid interest to but excluding the Purchase Date.

      The Series B Debentures to be purchased on any Purchase Date may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth herein. The Company shall designate in the Company Notice (as defined below) whether the Company will repurchase the Series B Debentures for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Series B Debentures in respect of which it will pay in cash or shares of Common Stock; provided, that the Company will pay cash, based on the Closing Sale Price on the Trading Day immediately preceding the Purchase Date, for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Series B Debentures subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Series B Debentures are repurchased shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Series B Debentures, except with regard to the payment of cash in lieu of fractional shares of Common Stock. On a selective basis, the Company may also pay cash in lieu of shares of Common Stock in the event that the issuance of such Common Stock is prohibited by law. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock. If the Company elects to pay the Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of Common Stock that the Company will deliver shall be equal to the portion of the Purchase Price to be paid in Common Stock divided by the average of the Closing Sale Prices of the Common Stock during the five-Trading Day period ending on, but not including, the third Business Day prior to the Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the five-Trading Day period and ending on the Purchase Date, of any event that would require an adjustment to the Conversion Rate (the "Market Price").

      In connection with any repurchase of Series B Debentures, the Company shall, no less than 24 Business Days prior to each Purchase Date (the "Company Notice Date"), give notice to Holders setting forth information specified below (the "Company Notice"). In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof), with shares of Common Stock, the Company Notice shall: (i) state that each Holder will receive a number of shares of Common Stock with a value equal to 100% of the Market Price equal to such specified percentage of the Purchase Price of the Series B Debentures to be paid in Common Stock (except any cash amount to be paid in lieu of fractional shares); (ii) set forth the method of calculating the Market Price of the shares of Common Stock; and (iii) state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date Holders of the Series B Debentures will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

      At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying: (i) the manner of payment selected by the Company, (ii) the information required in the Company Notice, (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth herein have been or will be complied with, and (iv) whether the Company desires the Trustee to give the required Company Notice.

      In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i)   the Purchase Price;

(ii) whether the Purchase Price will be paid in cash or shares of Common Stock, or any combination thereof, specifying the percentages of each;

(iii) the name and address of the Paying Agent and the Conversion Agent;

(iv) if the Series B Debentures are then convertible, that Series B Debentures as to which a Purchase Notice has been given may be converted only if the Purchase Notice is withdrawn in accordance with the terms of the Series B Debentures;

(v) that Series B Debentures must be surrendered to the Paying Agent to collect the Purchase Price;

(vi) that the Purchase Price for any Series B Debenture as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Series B Debenture;

(vii) that, unless the Company defaults in making payment on Series B Debentures for which a Purchase Notice has been submitted, interest on such Series B Debentures will cease to accrue on and after the Purchase Date; and

(viii)the CUSIP number of the Series B Debentures.

Company Notices may be given by the Company or, at the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense.

      Repurchases of Series B Debentures shall be made upon: (a) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the Company Notice Date prior to the relevant Purchase Date until the close of business on the fourth Business Day prior to such Purchase Date stating:

      (1) the certificate number of the Series B Debenture which the Holder will deliver to be repurchased or the appropriate Depository procedures if certificated Series B Debentures have not been issued;

      (2) the portion of the principal amount of the Series B Debenture that the Holder will deliver to be repurchased, which portion must be in principal amounts of $25.00 or a integral multiple of $25.00;

      (3) that such Series B Debenture shall be repurchased by the Company as of the Purchase Date pursuant to the terms and conditions specified herein, and

      (4) that such Series B Debenture shall be repurchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in this Series B Debenture; and, in the event the Company elects to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Series B Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Series B Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Series B Debentures (or portions thereof) to which such Purchase Notice relates; and

      (b) book-entry transfer or delivery of such Series B Debenture to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this paragraph if the Series B Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

      If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder, fails to indicate such Holder's choice with respect to the election set forth in clause (4) above, such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Series B Debentures subject to such Purchase Notice in the circumstances set forth in such clause (4).

      The Company shall repurchase from the Holder thereof a portion of a Series B Debenture, if the principal amount of such portion is $25.00 or a integral multiple of $25.00. Any repurchase by the Company contemplated pursuant to the foregoing provisions shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of the book-entry transfer or delivery of the Series B Debenture or the relevant portion thereof.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice shall have the right to withdraw such Purchase Notice at any time up to the close of business on the fourth Business Day prior to the Purchase Date by delivery of a written notice of withdrawal (a "Withdrawal Notice") to the Paying Agent. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or Withdrawal Notice. The Withdrawal Notice shall state: (i) the principal amount of Series B Debentures withdrawn (which must be in an amount of $25.00 or a integral multiple thereof); (ii) the certificate numbers of the withdrawn Series B Debentures or evidence compliance with the appropriate Depository procedures if certificated Series B Debentures have not been issued; and (iii) the principal amount, if any, of Series B Debentures that remains subject to the Purchase Notice.

      The Company may, in its sole and complete discretion, accept a Withdrawal Notice on or after the third Business Day prior to a Purchase Date. The decision of the Company to accept or reject such a Withdrawal Notice shall be conclusive and binding on the Holder proposing to make the withdrawal. The Paying Agent will promptly return to the respective Holders thereof any Series B Debentures with respect to which a Purchase Notice has been withdrawn in compliance with this Series B Debenture.

      The Company's right to exercise its election to repurchase Series B Debentures through the issuance of shares of Common Stock shall be conditioned upon: (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Series B Debentures with shares of Common Stock as provided herein; (ii) the registration of such shares of Common Stock under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), in each case, if required; (iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system; (iv) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and (v) the receipt by the Trustee of an (A) Officers' Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture, (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of the Series B Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Series B Debentures, will be validly issued, fully paid and non-assessable and (C) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $25.00 principal amount of Series B Debentures and the Closing Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on but excluding the third Business Day prior to the applicable Purchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Purchase Date and the Company has elected to purchase the Series B Debentures through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Series B Debentures in cash.

      Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Series B Debentures, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

      All shares of Common Stock delivered upon repurchase of the Series B Debentures shall be duly authorized, validly issued, fully paid and nonassessable. If a Holder of a repurchased Series B Debenture is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

      Prior to 10:00 a.m. (New York City Time) on the Business Day following the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price of all the Series B Debentures or portions thereof that are to be purchased as of the Purchase Date. If prior to 10:00 a.m. (New York City Time) on the Business Day following the Purchase Date the Trustee or Paying Agent holds an amount of cash or Common Stock sufficient to pay the aggregate Purchase Price of the Series B Debentures that are to be so purchased, then, on and after the Purchase Date (i) the Series B Debentures to be purchased will cease to be Outstanding; (ii) stated interest on such Series B Debentures will cease to accrue, and (iii) all other rights of the Holders with respect to such Series B Debentures will terminate, other than the right to receive the Purchase Price upon delivery of the Series B Debentures. This will be the case whether or not book-entry transfer of the Series B Debentures has been made or the Series B Debentures have been delivered to the Paying Agent. As soon as practicable after the Purchase Date the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a Holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

      Any certificated Series B Debenture that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Series B Debenture; without service charge, a new Series B Debenture or Series B Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Series B Debenture so surrendered which is not repurchased.

      The Company will comply with any tender offer rules under the Exchange Act that may be applicable at the time of its offer to repurchase the Series B Debentures.

      The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company exceeds the aggregate Purchase Price of the Series B Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

      Section 6.  Repurchase of Series B Debentures Upon Fundamental Change.
                  ----------------------------------------------------------

      If there shall occur a Fundamental Change at any time prior to maturity of the Series B Debentures, then each Holder shall have the right, at such Holder's option, to require the Company to redeem all of such Holder's Series B Debentures, or any portion thereof that is an integral multiple of $25.00 principal amount, on the date (the "Repurchase Date") that is thirty (30) days after the date the Company provides notice of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day) at a redemption price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued interest to, but excluding, the Repurchase Date; provided that, if such Repurchase Date is an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Series B Debentures on the applicable Record Date instead of the Holders surrendering the Series B Debentures for redemption on such date.

      A "Fundamental Change" means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 90% or more of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration 10% or more of which (measured by the fair market value of such consideration and its components as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) is not common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices, but only if such transaction or event also includes one of the following: (i) the filing by any person, including the Company's affiliates and associates, other than the Company and its employee benefit plans, of a Schedule 13D or Schedule TO, or any successor schedule, form or report, under the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of the Common Stock or other Capital Stock into which the Common Stock is reclassified or exchanged; or (ii) the consummation of any share exchange, consolidation or merger pursuant to which the Common Stock is converted to cash, securities or other property, in each case other than any share exchange, consolidation or merger of the Company in which the Holders of Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

      The Series B Debentures to be purchased on any Repurchase Date may be paid for, in whole or in part, at the election of the Company or its successor, in cash or shares of common stock of the Company's successor, which may include the Company as appropriate ("Successor Company Stock"), or in any combination of cash and shares of Successor Company Stock, subject to the conditions set forth herein. The Company, or its successor, shall inform Holders through the Trustee not later than the ninth Business Day prior to the Repurchase Date of its election to pay the Repurchase Price, in whole or in part, in Successor Company Stock, specifying the portion to be paid in Successor Company Stock, provided, that the Company or its successor will pay cash, based on the Closing Sale Price on the Trading Day immediately preceding the Repurchase Date, for fractional interests in shares of Successor Company Stock. For purposes of determining the existence of potential fractional interests, all Series B Debentures subject to repurchase held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Series B Debentures are repurchased shall receive the same percentage of cash or shares of Successor Company Stock in payment of the Repurchase Price for such Series B Debentures, except with regard to the payment of cash in lieu of fractional shares of Successor Company Stock. On a selective basis, the Company or its successor may also pay cash in lieu of shares of Successor Company Stock in the event that the issuance of such Successor Company Stock is prohibited by law. The Company and its successor may not change the election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company or it successor has given its notice to the Trustee except in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in shares of Successor Company Stock. If the Company or its successor elects to pay the Repurchase Price, in whole or in part, in shares of Successor Company Stock, the number of shares of Successor Company Stock that will be delivered shall be equal to the portion of the Repurchase Price to be paid in Successor Company Stock divided by the average of Closing Sale Prices of Successor Company Stock for the five consecutive Trading Days following the date the Company, or its successor, notifies the Trustee of its election to pay all or a portion of the Repurchase Price in shares of Successor Company Stock, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the five-Trading Day period and ending on the Repurchase Date, of any event that would require an adjustment to the Conversion Rate (the "Fundamental Change Market Price").

      The right to exercise its election to purchase Series B Debentures through the issuance of shares of Successor Company Stock shall be conditioned upon: (i) no notice of an election to purchase the Series B Debentures entirely in cash having been given and timely notice of an election to purchase all or a specified percentage of the Series B Debentures with shares of Successor Company Stock having been given as provided herein; (ii) the registration of such shares of Successor Company Stock under the Securities Act and the Exchange Act, in each case, if required; (iii) the listing of such shares of Successor Company Stock on a United States national securities exchange or the quotation of such shares of Successor Company Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Successor Company Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system; (iv) any necessary qualification or registration of such shares of Successor Company Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and (v) the receipt by the Trustee of an (A) Officers' Certificate stating that the terms of the issuance of the shares of Successor Company Stock are in conformity with the Indenture, (B) an Opinion of Counsel to the effect that the shares of Successor Company Stock to be issued by the Company in payment of the Purchase Price in respect of the Series B Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Series B Debentures, will be validly issued, fully paid and non-assessable and (C) an Officer's Certificate, stating that the conditions to the issuance of the shares of Successor Company Stock have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Successor Company Stock to be issued for each $25.00 principal amount of Series B Debentures and the Closing Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on but excluding the third Business Day prior to the applicable Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Repurchase Date and the Company or its successor has elected to purchase the Series B Debentures through the issuance of shares of Successor Company Stock, the entire Repurchase Price of the Series B Debentures shall be paid in cash.

      Upon determination of the actual number of shares of Successor Company Stock to be issued upon repurchase of Series B Debentures, the Company or its successor shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's or such successor's web site or through such other public medium as the Company or its successor may use at that time.

      On or before the tenth day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the "Fundamental Change Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof. If the Company shall give such notice, the Company shall also deliver a copy of the Fundamental Change Notice to the Trustee at such time as it is mailed to Holders. Concurrently with the mailing of any Fundamental Change Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Fundamental Change Notice or any proceedings for the redemption of any Series B Debenture which any Holder may elect to have the Company redeem as provided in this Section 6.

      Each Fundamental Change Notice shall include a form of Option to Elect Repayment Upon A Fundamental Change and shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the Repurchase Price, whether the Repurchase Price will be paid in cash or shares of Successor Company Stock, or any combination thereof, specifying the percentages of each, that the Holder must exercise the redemption right on or prior to the close of business on the Repurchase Date (the "Fundamental Change Expiration Time"), that the Holder shall have the right to withdraw any Series B Debentures surrendered in accordance with the terms of the Series B Debentures, if the Series B Debentures are then convertible, that Series B Debentures as to which a Fundamental Change Notice has been given may be converted only if the Fundamental Change Notice is withdrawn in accordance with the terms of the Series B Debentures, a description of the procedure which a Holder must follow to exercise such redemption right and to withdraw any surrendered Series B Debentures, the place or places where the Holder is to surrender such Holder's Series B Debentures, the amount of interest accrued on each $25.00 principal amount of the Series B Debentures to the Repurchase Date and the "CUSIP" number or numbers of the Series B Debentures (if then generally in use). In the event the Company or its successor elects to pay the Repurchase Price (or a specified percentage thereof), with shares of Successor Company Stock, the Fundamental Change Notice shall also (i) state that each Holder will receive a number of shares of Successor Company Stock with a value equal to 100% of the Fundamental Change Market Price equal to such specified percentage of the Repurchase Price of the Series B Debentures to be paid in Successor Company Stock (except any cash amount to be paid in lieu of fractional shares), (ii) set forth the method of calculating the Fundamental Change Market Price of the shares of Successor Company Stock, and (iii) state that because the Fundamental Change Market Price of shares of Successor Company Stock will be determined prior to the Repurchase Date, Holders of the Series B Debentures will bear the market risk with respect to the value of the shares of Successor Company Stock to be received from the date such Fundamental Change Market Price is determined to the Repurchase Date. No failure of the Company or its successor to give the foregoing notices and no defect therein shall limit the Holders' redemption rights or affect the validity of the proceedings for the redemption of the Series B Debentures pursuant to this Section 6.

      For a Series B Debenture to be so redeemed at the option of the Holder, the Paying Agent must receive such Series B Debenture with the form entitled "Option to Elect Repayment Upon A Fundamental Change" on the reverse thereof duly completed, together with such Series B Debentures duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Series B Debenture for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Option to Elect Repayment Upon A Fundamental Change shall have the right to withdraw such Option at any time up to the close of business on the fourth Business Day prior to the Repurchase Date by delivery of a Withdrawal Notice to the Paying Agent. The Paying Agent shall promptly notify the Company of the receipt by it of any Option to Elect Repayment Upon A Fundamental Change or Withdrawal Notice. Any Withdrawal Notice shall state: (i) the principal amount of Series B Debentures withdrawn (which must be in an amount of $25.00 or a integral multiple thereof); (ii) the certificate numbers of the withdrawn Series B Debentures or evidence compliance with the appropriate Depository procedures if certificated Series B Debentures have not been issued; and (iii) the principal amount, if any, of Series B Debentures that remains subject to the Option to Elect Repayment Upon A Fundamental Change.

      The Company may, in its sole and complete discretion, accept a Withdrawal Notice on or after the third Business Day prior to a Repurchase Date. The decision of the Company to accept or reject such a withdrawal notice shall be conclusive and binding on the Holder proposing to make the withdrawal. The Paying Agent will promptly return to the respective Holders thereof any Series B Debentures with respect to which an Option to Elect Repayment Upon A Fundamental Change has been withdrawn in compliance with this Series B Debenture.

      The Company and its successor will comply with any tender offer rules under the Exchange Act that may be applicable in connection with the redemption rights of the Holders of Series B Debentures in the event of a Fundamental Change.

      All shares of Successor Common Stock delivered upon repurchase of the Series B Debentures shall be duly authorized, validly issued, fully paid and nonassessable. If a Holder of a purchased Series B Debenture is paid in shares of Successor Company Stock, the Company or its successor shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Successor Company Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Successor Company Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Successor Company Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Successor Company Stock are to be issued in a name other than the Holder's name.

      Prior to 10:00 a.m. (New York City Time) on the Business Day following the Repurchase Date, the Company or its successor shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) or Successor Company Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Series B Debentures or portions thereof that are to be purchased as of the Repurchase Date. If prior to 10:00 a.m. (New York City Time) on the Business Day following the Repurchase Date the Trustee or Paying Agent holds an amount of cash or Common Stock sufficient to pay the aggregate Repurchase Price of the Series B Debentures that are to be so repurchased, then, on and after the Repurchase Date
(i) the Series B Debentures to be repurchased will cease to be Outstanding; (ii) stated interest on such Series B Debentures will cease to accrue, and (iii) all other rights of the Holders with respect to such Series B Debentures will terminate, other than the right to receive the Repurchase Price upon delivery of the Series B Debentures. This will be the case whether or not book-entry transfer of the Series B Debentures has been made or the Series B Debentures have been delivered to the Paying Agent. As soon as practicable after the Repurchase Date the Company or its successor shall deliver to each Holder entitled to receive shares of Successor Company Stock through the Paying Agent, a certificate for the number of full shares of Successor Company Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Successor Company Stock is registered shall be treated as a Holder of record of Successor Company Stock on the Business Day following the Repurchase Date. No payment or adjustment will be made for dividends on the shares of Successor Company Stock the record date for which occurred on or prior to the Repurchase Date.

      Any certificated Series B Debenture that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, its successor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company or its successor shall execute and the Trustee shall authenticate and deliver to the Holder of such Series B Debenture; without service charge, a new Series B Debenture or Series B Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Series B Debenture so surrendered which is not purchased.

      The Trustee and the Paying Agent shall return to the Company or its successor any cash or shares of Successor Company Stock that remain unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Successor Company Stock deposited by the Company or its successor exceeds the aggregate Repurchase Price of the Series B Debentures or portions thereof which the Company or its successor is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company or its successor, promptly after the Business Day following the Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

      Section 7.  Registration; Transfer; Governing Law
                  -------------------------------------

      Upon due presentment for registration of transfer of this Global Debenture at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new Global Debenture for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Holder in whose name this Global Debenture is registered as the absolute owner of this Global Debenture (whether or not this Global Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions contained herein, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Series B Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      This Global Debenture is governed by the laws of the State of New York.

      Terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Global Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: March 6, 2002                      GENERAL MOTORS CORPORATION


                                    By:____________________________
                                          Name:  Sanjiv Khattri
                                          Title:  Assistant Treasurer
[SEAL]

                                    By:____________________________
                                          Name:  Antoinette Skeete
                                          Title:  Assistant Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE
SERIES DESIGNATED THEREIN REFERRED TO
IN THE WITHIN-MENTIONED INDENTURE.

CITIBANK, N.A.
  AS TRUSTEE,

By:___________________________________
      Wafaa Orfy
      Authorized Agent

                FOR VALUE RECEIVED the undersigned hereby sells,
                           assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

-----------------------------------------------------------------------------
the  within  Global  Debenture  of  GENERAL  MOTORS   CORPORATION  and  hereby
irrevocably constitutes and appoints

______________________________________________________________attorney to transfer said Global Debenture on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________________


                                    SIGN HERE  _______________________________
                                                NOTICE:   THE   SIGNATURE   OF
                                                THIS      ASSIGNMENT      MUST
                                                CORRESPOND  WITH  THE  NAME AS
                                                WRITTEN  UPON  THE FACE OF THE
                                                WITHIN   INSTRUMENT  IN  EVERY
                                                PARTICULAR  WITHOUT ALTERATION
                                                OR  ENLARGEMENT  OR ANY CHANGE
                                                WHATEVER.

                                                SIGNATURE GUARANTEED

                                --------------------------------

                                CONVERSION NOTICE
                                --------------------------------

                                To convert this Security into
                                Common Stock of the Company,
                                check the box [   ]
                                --------------------------------

                                To convert only part of this
                                Security, state the principal
                                amount to be converted (which
                                must be $25.00 or an integral
                                multiple of $25.00):

                                If you want the stock certificate
                                made out in another person's name
                                fill in the form below:

                                ----------------------------

                                ----------------------------
                                (Insert the other person's
                                 soc. sec. tax ID no.)

                                ----------------------------

                                ----------------------------

                                ----------------------------

                                ----------------------------
                                (Print or type other person's
                                 name, address and zip code)
                                --------------------------------


Date:           Your Signature:
     ----------                 ----------------------------

--------------------------------------------------------------
 (Sign exactly as your name appears on the other side of this Security) Signature Guaranteed

--------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   -----------------------------
         Authorized Signatory

                                 PURCHASE NOTICE


      TO:   GENERAL MOTORS CORPORATION

            CITIBANK, N.A.

      The undersigned registered owner of this Series B Debenture hereby irrevocably acknowledges receipt of a notice from General Motors Corporation (the "Company") regarding the right of Holders to elect to require the Company to repurchase the Series B Debentures and requests and instructs the Company to repay the entire principal amount of this Series B Debenture, or the portion thereof (which is $25.00 or an integral multiple thereof) below designated, in accordance with the terms of this Series B Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Series B Debenture. The Series B Debentures shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Series B Debenture. In the event the Company elects to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, the undersigned registered owner elects:

[  ]  to  withdraw  this  Purchase  Notice as to $[]  principal  amount of the
Series B  Debentures  to  which  this  Purchase  Notice  relates  (Certificate
Numbers:                               ), or

[ ] to receive cash in respect of $[] principal amount of the Series B Debentures to which this Purchase Notice relates.

      Dated:

      Signature(s)

      NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Series B Debenture in every particular without alteration or enlargement or any change whatever.

      Certificate Number (if applicable):

      Principal amount to be repaid (if less than all):

      Social Security or Other Taxpayer Identification Number

               OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE



      TO:   GENERAL MOTORS CORPORATION

            CITIBANK, N.A.

      The undersigned registered owner of this Series B Debenture hereby irrevocably acknowledges receipt of a notice from General Motors Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Series B Debenture, or the portion thereof (which is $25.00 or an integral multiple thereof) below designated, in accordance with the terms of this Series B Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Series B Debenture. The Series B Debentures shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Series B Debenture. In the event the Company elects to pay the Repurchase Price, in whole or in part, in shares of Successor Company Stock but such portion of the Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in shares of Successor Company Stock is not satisfied prior to the close of business on the relevant Repurchase Date, the undersigned registered owner elects:

 [ ] to withdraw this Option to Elect Repayment Upon A Fundamental Change as to $[] principal amount of the Series B Debentures to which this Repurchase
Notice relates (Certificate Numbers:                               ), or

[ ] to receive cash in respect of $[] principal amount of the Series B Debentures to which this Option to Elect Repayment Upon A Fundamental Change relates.

      Dated:

      Signature(s)

      NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Series B Debenture in every particular without alteration or enlargement or any change whatever.

      Certificate Number (if applicable):

      Principal amount to be repaid (if less than all):

      Social Security or Other Taxpayer Identification Number